Exhibit 10.12

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS  ADDENDUM  TO  EMPLOYMENT  AGREEMENT  (this  “Addendum”)  is  made  and  entered  into effective  as  of  March  6,  2015,  (the  “Addendum  Date”)  by  and  between  Sunvesta,  Inc.,  a  Florida

corporation   (the   “Company”)   and   Josef   Mettler,   a   Swiss   resident   (the   “Executive”)   (hereafter

collectively the “Parties”).

RECITALS

WHEREAS,  the  Company  and  Executive  are  parties  to  that  Employment  Agreement  dated  as  of  July  4,

2013  (the  “Employment  Agreement”),which  set  forth  the  terms  of  Executive’s  employment  as  Chief

Executive Officer and Chief Financial Officer of the Company; and

WHEREAS,  since  the  execution  of  the  Employment  Agreement  the  Executive  has  taken  on  additional responsibilities  on  behalf  of  the  Company  in  relation  to  its  efforts  to  procure  financing  to  complete  the

development   of   the   Paradisus   Papagayo   Bay   Resort   &   Luxury   Villas   project   (the   “Project”)   in

Guanacaste province, Costa Rica; and

WHEREAS,  the  Company  wishes  to  amend  Executive’s  Employment  Agreement  to  revise  the  bonus provision  thereto,  as  described  in  this  Addendum,  to  provide  supplemental  incentives  tied  to  Executive’s performance in achieving defined milestones; and

WHEREAS,   the   Company  and   Executive   wish   to  memorialize   this   revised  bonus   provision  as   an

Addendum to the Employment Agreement.

NOW,   THEREFORE,   in   consideration   of   the   mutual   promises,   covenants   and   agreements   herein

contained, intending to be legally bound, the Parties hereby agree as follows:

1.

Section  4  titled  Compensation  subsection  (b)  titled  Bonuses  numbered  (ii)  of  the  Employment

Agreement is hereby amended in its entirety as follows:

4.(b)(ii)

Executive  shall  be  entitled  to  receive  certain  bonuses  on  the  satisfaction  of  defined objectives on the following terms and conditions as hereinafter described:

     $150,000  on  the  execution  of  an  engagement  letter  with  a  licensed  private  equity  firm  for  the purpose  of  participating  in  the  financing  of  $100,000,000  in  secured  bonds  to  finance  the  Project on or before March 31, 2015.

     $800,000  on  the  realization  of  a  financing  in  the  amount  of  no  less  than  $80,000,000  in  secured bonds to finance the major portion of the Project on or before December 31, 2015.

     $500,000  on  the  realization  of  a  financing  of  no  less  than  $30,000,000  in  unsecured  bonds  to satisfy an outstanding bond issue and working capital requirements on or before July 31, 2015.

     $400,000  on  the  realization  of  construction  financing  of  at  least  $40,000,000  to  finance  the remainder of the Project on or before December 31, 2015.

     $500,000 on the realization of a stock exchange listing in correlation with an equity offering of no less than $10,000,000 on or before December 31, 2015.

Exhibit 10.12

Executive  shall  be  entitled  to  35%  of  the  aggregate  of  amount  of  the  Bonuses  aforementioned  in  this

Section 4.(b)(ii) on execution of this Addendum.

Executive  shall  be  further  entitled to convert  the remaining 65%  of  those amounts to be paid, in full  or  in part,  only  against  the  realization  of  those  defined  objectives  aforementioned  in  this  Section  4.(b)(ii),  into shares of the Company’s common stock par value $0.01, at a conversion price of $0.25 per share.

2.

Except  as  expressly  provided  herein,  the  terms  and  conditions  of  the  Employment  Agreement shall remain in full force and effect and shall bind be binding on the Parties.

IN WITNESS WHEREOF, the Parties have executed this Addendum effective as of the date first above.

EXECUTIVE

/s/ Josef Mettler

Josef Mettler

COMPANY

/s/ Howard M. Glicken

By: Howard M. Glicken

Title: Director

On behalf of the Board of Directors

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